Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (333-285642, 333-277769, 333-270321, 333-253968, 333-230132, 333-223478, 333-216530, 333-209906, 333-202541, 333-194290, 333-187004, and 333-479799) on Form S-8 of Guidewire Software, Inc. of our report dated September 11, 2025, with respect to the consolidated financial statements of Guidewire Software, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Santa Clara, California

September 11, 2025